UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2015

Long Island Iced Tea Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-55448	47-2624098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Charlotte Avenue, Hicksville, NY	11801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      (855) 542-2832

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 10, 2015, Long Island Iced Tea Corp. (the “Company”) executed (i) a registration rights agreement (the “Registration Rights Agreement”) with Long Island Brand Beverages LLC, its wholly owned subsidiary (“LIBB”) and Brentwood LIIT Inc. (the “Lender”), and (ii) a pledge and escrow agreement (the “Pledge and Escrow Agreement”) with the Lender and Graubard Miller.

The Company entered into the agreements in accordance with the terms of the previously disclosed Credit and Security Agreement (the “Credit Agreement”), dated as of November 23, 2015, by and among LIBB, the Company and the Lender. The Credit Agreement provides for a revolving credit facility in an initial amount of up to $1,000,000, subject to increases as provided in the Credit Agreement (the “Available Amount”), up to a maximum amount of $5,000,000 (the “Facility Amount”). The Lender is affiliated with Eric Watson, who immediately prior to the execution of the Credit Agreement beneficially owned more than 16% of the Company’s outstanding common stock. The loans under the Credit Agreement are evidenced by a promissory note (the “Note”). The Lender may elect to convert the outstanding principal and interest under the Note into shares of the Company’s common stock at a conversion price of $4.00 per share. In addition, in connection with the execution of the Credit Agreement, the Company issued a warrant (the “Warrant”) to the Lender, which entitles the holder to purchase 1,111,111 shares of the Company’s common stock at an exercise price of $4.50.

Pursuant to the Registration Rights Agreement, the Lender will have certain “piggyback” registration rights, on customary terms, with respect to the shares of the Company’s common stock issuable upon conversion of the Note and upon exercise of the Warrant. Pursuant to the Pledge and Escrow Agreement, all of the equity interests of the Company’s wholly owned subsidiaries, LIBB and Cullen Agricultural Holding Corp., which the Company pledged as collateral to secure the loans under the Credit Agreement, will be held in escrow by Graubard Miller.

Also on December 10, 2015, the Company borrowed from the Lender the second installment of $650,000 under the Available Amount. As of the date of this report, the aggregate indebtedness for principal and interest under the Credit Agreement (including the facility fee equal to 1.75% of the Facility Amount which was capitalized by adding it to the outstanding principal) is $1,087,500, which is convertible into 271,875 shares of the Company’s common stock.

The securities issuable under the Credit Agreement, including the shares of the Company’s common stock issuable upon conversion of the Note and exercise of the Warrant, are being offered on a private placement basis pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The terms and conditions of the Credit Agreement, the Note and the Warrant, including the terms of payment and the material terms under which it may be accelerated, are described more fully in the Current Report on Form 8-K filed by the Company on November 24, 2015, and such description is incorporated herein by reference.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 is incorporated herein by reference.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth under Item 1.01 is incorporated herein by reference.

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ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

10.1	Registration Rights Agreement, dated as of December 3, 2015, by and among Long Island Brand Beverages, LLC, Long Island Iced Tea Corp. and Brentwood LIIT Inc.

10.2	Pledge and Escrow Agreement, dated as of December 3, 2015, by and among Long Island Iced Tea Corp., Brentwood LIIT Inc. and Graubard Miller.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2015	LONG ISLAND ICED TEA CORP.

	By:	/s/ Philip Thomas
Philip Thomas
Chief Executive Officer